American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
For the Fiscal Year Ended March 31, 2001

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Fiscal Year
Aggregate Net Investment Value		2,173,622,864.08
Number of Current Contracts		140,852
Weighted Average Lease Rate (Discounted)		9.04%
Weighted Average Lease Rate		6.27%
Weighted Average Remaining Term		10.28

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		171,576,694.52
Net Investment Income Retained		1,790,905.48
Deposit Amount		13,122,000.37
Withdrawal Amount		4,379,607.87
Excess Reserve Amount Released		964,286.61
Ending Balance		181,145,705.90
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		11,128,603.84
Cumulative Withdrawal Amount		4,379,607.87

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Fiscal Year	2449
Discounted Principal Balance		40,049,685.90
Net Liquidation Proceeds for the Fiscal Year		(31,175,317.94)
Recoveries - Previously Charged-off Contracts		2,796,725.47
Aggregate Credit Losses for the Fiscal Year		6,077,642.49

Repossessions for the Collection Period		1,389
Cumulative Credit Losses for all Periods		6,077,642.49

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		0.32%
First Preceding Collection Period		0.16%
Current Collection Period		0.26%
Test (i) (Charge-off Rate Test)
Three Month Average		0.25%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			0.82%	1,148	0.79%	17,255,441.83
61-90 Days Delinquent			0.15%	207	0.14%	3,133,886.67
Over 90 Days Delinquent			0.12%	165	0.12%	2,560,886.18
Total Delinquencies				1,520		22,950,214.68

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.37%
First Preceding Collection Period						0.34%
Current Collection Period						0.26%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.32%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold During the Fiscal Year				3137		49,504,268.34
Net Liquidation Proceeds						(45,948,654.19)
Net Residual Value (Gain) Loss						3,555,614.15
Cumulative Residual Value (Gain) Loss all periods						3,555,614.15

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	385	456	84.43%	14,229.82		15,557.58
First Preceding Collection Period	475	511	92.95%	13,777.69		15,072.41
Current Collection Period	1182	1229	96.18%	13,582.23		14,536.37
Three Month Average				13,863.25		15,055.45
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						92.08%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				96.18%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				92.08%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Fiscal Year						25,687,113.42
Servicer's Fee Paid						25,687,113.42
Current Cumulative Servicer's Fee Shortfall						-

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						937,208.76
Net Advance/(Recovery) This Fiscal Year						2,506,347.16
Nonrecoverable Prior Advances						(2,337,275.45)
Current Outstanding Servicer Advances						1,106,280.47
Payahead Account
Prior Outstanding Payahead Balance						8,367,393.53
Net Allocation/(Collections) of Advanced Payments This Fiscal Year						1,048,779.81
Current Outstanding Payahead Balance						7,318,613.72

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections for the Fiscal Year:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	221,247,950.35	220,805,454.44	-	-	-	-	-
Interest Related To Prepayments in Full	3,110,977.95	3,104,755.99	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	89,274.56	89,096.01	-	-	-	-	-
Interest Related to Reallocation Payments	96,538.78	96,345.70	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	2,796,725.47	2,791,132.01	-	-	-	-	-
Available Interest	227,341,467.11	226,886,784.16	-	-	-	-	-
Principal
Scheduled Principal Collections	344,454,150.03	343,765,241.73	-	-	-	-	-
Prepayments In Full	165,190,465.22	164,860,084.29	-	-	-	-	-
Full Term and Over Term Payoffs	69,935,876.95	69,796,005.20	-	-	-	-	-
Reallocation Payment	8,854,832.43	8,837,122.77	-	-	-	-	-
Net Liquidation Proceeds	77,123,972.13	76,969,724.19	-	-	-	-	-
Available Principal	665,559,296.76	664,228,178.17	-	-	-	-	-
Withdrawal from Reserve Fund	4,379,607.87
Total of Sources for Distribution	892,900,763.87

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	403,308.72	-	-	-	-	-	-
Capped Trustee Fees	7,000.00	7,000.00	-	-	-	-	-
Class A Interest	143,396,248.51	143,396,248.51	-	5,244,795.99	19,985,952.54	64,500,000.00	53,665,500.00
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	4,389,000.00	4,389,000.00	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	4,554,000.00	4,554,000.00	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	9,338.25	9,338.25	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	25,687,113.41	25,635,739.19	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-	-	-	-
Reserve Fund Deposit	13,122,000.37	13,122,000.37	-	-	-	-	-
Certificate Interest	12,010,519.33	12,010,519.33	-	-	-	-	-
Certificate Interest Carryover Shortfall	13,462,506.71	13,462,506.71	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	217,041,035.30	216,586,352.36	-	5,244,795.99	19,985,952.54	64,500,000.00	53,665,500.00

Principal
Transferor Principal	1,332,516.09	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	664,925,529.78	664,925,529.78	-	295,278,629.93	369,646,899.84	-	-
Principal Distribution to A-5, B and C Notes	-	-	-	-	-	-	-
Principal Distribution to Certificates	-	-	-	-	-	-	-
Class A Covered Loss Amount	10,340,787.96	10,340,787.96	-	1,356,017.26	8,984,770.70	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	3,640,502.60	3,640,502.60	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	680,239,336.43	678,906,820.33	-	296,634,647.19	378,631,670.54	-	-

Note/Certificate Interest Carryover Shortfalls
Beginning Balance		10,695,108.92	-	-	-	-	-
Current Period Increase (Decrease)		(10,695,108.92)	-	-	-	-	-
Ending Balance		(0.00)	-	-	-	-	-
Note/Certificate Principal Loss Amount
Beginning Balance	4,353,148.10	4,344,441.80	-	-	-	-	-
Current Period Increase (Decrease)	(1,868,786.06)	(1,876,335.61)	-	-	-	-	-
Ending Balance	2,484,362.04	2,468,106.19	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	217,041,035.30	216,586,352.36	-	5,244,795.99	19,985,952.54	64,500,000.00	53,665,500.00
Principal Distributions	680,239,336.43	678,906,820.33	-	296,634,647.19	378,631,670.54	-	-
Total Distributions	897,280,371.73	895,493,172.69	-	301,879,443.18	398,617,623.08	64,500,000.00	53,665,500.00

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance		3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV		99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage			12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor			1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate			5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Fiscal Year
Aggregate Net Investment Value (ANIV)	2,851,612,142.63
Note/Certificate Balance		2,845,908,918.44	-	296,634,647.19	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV		99.80%	0.00%	10.40%	14.03%	35.07%	28.30%
Class Allocation Percentage			0.00%	11.85%	15.98%	39.94%	32.23%
Note/Certificate Factor			-	0.82	1.00	1.00	1.00
Servicer Advance	937,208.76
Servicer Payahead	8,367,393.53
Number of Contracts	162,290
Weighted Average Lease Rate	6.28%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	21.55
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			261	261	256	256	256

Pool Data Current Fiscal Year
Aggregate Net Investment Value (ANIV)	2,173,622,864.08
Note/Certificate Balance		2,169,246,926.56	-	-	21,368,329.47	1,000,000,000.00	807,000,000.00
Percent of ANIV		99.80%	0.00%	0.00%	0.98%	46.01%	37.13%
Class Allocation Percentage			0.00%	0.00%	1.17%	54.69%	44.14%
Note/Certificate Factor			-	-	0.05	1.00	1.00
Servicer Advance	1,106,280.47
Servicer Payahead	7,318,613.72
Number of Contracts	140,852
Weighted Average Lease Rate	6.27%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	10.28
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			365	365	360	360	360

	Class B	Class C	Certificate	Transferor Interest
Collections for the Fiscal Year:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	442,495.91
Interest Related To Prepayments in Full	-	-	-	6,221.96
Interest Related To Full Term and Over Term Payoffs	-	-	-	178.55
Interest Related to Reallocation Payments	-	-	-	193.08
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	5,593.46
Available Interest	-	-	-	454,682.95
Principal
Scheduled Principal Collections	-	-	-	688,908.30
Prepayments In Full	-	-	-	330,380.93
Full Term and Over Term Payoffs	-	-	-	139,871.75
Reallocation Payment	-	-	-	17,709.66
Net Liquidation Proceeds	-	-	-	154,247.94
Available Principal	-	-	-	1,331,118.59
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions for the Fiscal Year:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	403,308.72
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	4,389,000.00	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	4,554,000.00	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	51,374.22
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	12,010,519.33	-
Certificate Interest Carryover Shortfall	-	-	13,462,506.71	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	4,389,000.00	4,554,000.00	25,473,026.04	454,682.94

Principal
Transferor Principal	-	-	-	1,332,516.09
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	-	-	-	-
Principal Distribution to Certificates	-	-	-	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	3,640,502.60	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	-	-	3,640,502.60	1,332,516.09

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	10,695,108.92	-
Current Period Increase (Decrease)	-	-	(10,695,108.92)	-
Ending Balance	-	-	(0.00)	-
Note/Certificate Principal Loss Amount	-	-	-	-
Beginning Balance	-	-	4,344,441.80	8,706.30
Current Period Increase (Decrease)	-	-	(1,876,335.61)	7,549.55
Ending Balance	-	-	2,468,106.19	16,255.85

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	4,389,000.00	4,554,000.00	25,473,026.04	454,682.94
Principal Distributions	-	-	3,640,502.60	1,332,516.09
Total Distributions	4,389,000.00	4,554,000.00	29,113,528.64	1,787,199.04

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Fiscal Year
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	210,274,271.25	5,703,224.19
Percent of ANIV	2.31%	2.31%	7.37%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	0.98
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	256	256	256

Pool Data Current Fiscal Year
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	208,878,597.09	4,375,937.52
Percent of ANIV	3.04%	3.04%	9.61%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	0.97
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	360	360	360

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

Last Updated on 06/01/2001
By American Honda Motors Company